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                                                                   Exhibit 99.1



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NEWS RELEASE
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601 S. Harbour Island Boulevard         W. Michael Kipphut
P.O. Box 30101                          Vice President
Tampa, FL  33630-3101
(813) 204-5200



                                        EVENFLO & SPALDING HOLDINGS CORPORATION
                                        ANNOUNCES SENIOR CREDIT FACILITY
 [EVENFLO SPALDING LOGO]                AMENDMENT AND ADDITIONAL $25 MILLION
                                        SEASONAL CREDIT FACILITY



TAMPA, FLORIDA, APRIL 1, 1998 -- Evenflo & Spalding Holdings Corporation today announced that it has reached an agreement with its bank syndicate to amend its senior credit agreement and to provide Spalding & Evenflo Companies, Inc., a subsidiary of the Company, with an additional $25 million senior secured credit facility.

The amendment provides for a modification of financial ratio covenants for fiscal periods through September 30, 1998, a 25 basis point increase in interest rates, pledge of stock of subsidiaries, collateralization of certain domestic assets, an amendment fee, and revisions to certain other provisions. The $25 million credit facility is available to support the Company's seasonal working capital needs through August 31, 1998.

Paul L. Whiting, Chief Executive Officer noted, "This agreement gives the Company the financial flexibility to continue to pursue its growth strategies at both the Spalding and Evenflo businesses."

Evenflo & Spalding Holdings Corporation is a leading global manufacturer and licensor of branded consumer products serving the golf, sporting goods, infant and juvenile product markets under the Spalding, Top-Flite, Hogan, Etonic, Dudley, Evenflo, Gerry and Snugli brand names.


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